Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Thomas F. Lesinski and Maria V. Woods, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for him or her and in his or her name in the capacity indicated below, one or more registration statements on Form S-3 for National CineMedia, Inc., with any and all amendments (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and unto each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Signature                    Title                    Date

/s/ Mark B. Segall
______________________________     Chairman                 October 11, 2022
Mark B. Segall         (Chairman of the Board)

/s/ David E. Glazek
______________________________     Director                 October 10, 2022
David E. Glazek

/s/ Lawrence A. Goodman
______________________________     Director                 October 11, 2022
Lawrence A. Goodman

Exhibit 24.1

/s/Kurt C. Hall
______________________________     Director                 October 10, 2022
Kurt C. Hall

/s/ Juliana F. Hill
______________________________     Director                 October 10, 2022
Juliana F. Hill

/s/ Donna Reisman
______________________________     Director                 October 10, 2022
Donna Reisman

/s/ Mark Zoradi
______________________________     Director                 October 10, 2022
Mark Zoradi